Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 10K of  Cephas Holding Corp. and Subsidiaries   of our report dated May 1, 2009 relating to the financial statements for the year ended December 31, 2008 of Cephas Holding Corp. and Subsidiaries

/s/ Gruber & Company, LLC

________________________________

Gruber & Company, LLC

Lake Saint Louis, Missouri

October 6, 2010